UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 31, 2008, our Board of Directors made a grant under our Equity Incentive Plan to our Chief Executive Officer, John K. Delaney, of 2 million Restricted Stock Units. The Restricted Stock Units carry full cash dividends rights and require delivery to Mr. Delaney of 2 million shares of our common stock six months following termination of his service to the company. The Board made the grant in recognition of Mr. Delaney’s extraordinary performance in leading the company through the unprecedented challenges of the past year and a half, and in particular in recognition of his leadership in successfully concluding our acquisition of assets from Fremont Investment & Loan and the opening of CapitalSource Bank. The Board also amended the Equity Incentive Plan to clarify that the one million share grant limit is not applicable to non-performance based restricted stock or restricted stock unit grants.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2009	/s/ STEVEN A. MUSELES

Steven A. Museles
Executive Vice President, Chief
Legal Officer and Secretary